EXHIBIT 10.4


                                MIAD SYSTEMS LTD.
            ---------------------------------------------------------
            43 RIVIERA DRIVE, UNIT 7 MARKHAM, ONTARIO, CANADA L3R 5J6
              1(800) 387-9864, (905) 479-0214; FAX (905) 479-9472





October 1, 2000


PRIVATE AND CONFIDENTIAL
Mr. Joseph Misetich
6 Allonsius Drive
Etobicoke, Ontario
M9C 3N5


Dear Joe:


MIAD is pleased to confirm, in this letter, the proposed employment terms between you and MIAD for the year commencing, October 1, 2000.

1.       Responsibilities

         As a senior sales executive, you will work closely with the President of MIAD to increase revenue from existing MIAD clients as well as developing new clients for MIAD.

2.       Salary

         Your annual salary at October 1, 2000 shall be set at $60,000 (sixty thousand) annually. You shall be entitled to earn sales commission as per the attached schedule. In addition, you will be reimbursed for automobile expenses in the amount of $350. per month. You will be reimbursed for reasonable and legitimate business expenses.

3.       Employment Benefits

         You will be entitled to employment benefits in accordance with then current MIAD employment benefit plan.




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4.       Non-Competition and Non-Solicitation Covenant

         You shall not during a period of 1 year from October 1, 2000, and in the Province of Ontario:

         -engage directly or indirectly in the Business of MIAD in respect of any organization that was a client of MIAD during such period.

         -directly or indirectly solicit any such client in respect of, or perform or offer to perform for any such client, any of the services of the type offered by MIAD on your own behalf or as a member, employee or associate of any person or organization.

         You acknowledge that the foregoing Non-Competition and Non-Solicitation Covenant are reasonable and that MIAD would not have entered into this Employment Agreement without this Covenant which is necessary to protect MIAD's economic interests. The breach by you of such Covenant would cause serious and irreparable harm to MIAD which would not adequately be compensated for and in damages and in the event of a breach, you consent to an injunction being issued restraining any further breach of such Covenant in addition to any other remedy that MIAD may have in the event of such breach.

         We look forward to continuing our relationship. To indicate your acceptance of these terms and conditions, kindly sign a duplicate copy of this letter and return to me.


         Yours very truly

         /s/ Michael A.S. Green
         M.A.S. Green, President


                                                           Accepted

                                                           /s/ Joseph Misetech
                                                           Joseph Misetich



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                                MIAD SYSTEMS LTD.
                             CONFIDENTIAL MEMORANDUM


TO:            Joseph Misetich
FROM:          Michael Green
DATA:          October 1, 2000
RE:            Fiscal 2001 Incentive Plan

Effective October 1, 2000, your MIAD year 2001 incentive plan is based on MIAD revenues generated from your accounts.

         - "Commissions". Your Commissions are predicated on margins of ten percent (10%) of billed revenue for accounts where annual sales exceed One Million Dollars ($1,000,000.00) and eight percent (8%) of billed revenue for all other accounts. If any sales are made at lower margins, the Company shall determine the Commission payable. Margins will be calculated on individual purchase orders.

                  Sales Volume (billed revenue)                  Commission (%)
                  -----------------------------                  --------------

                  Less than $4,000,000.00                             2 1/2%

                  More than $4,000,000.00 less than $8,000,000.00         3%

                  More than $8,000,000.00                              3 1/2%

         - a margin incentive bonus ("Bonus"). The bonus shall apply for accounts where annual sales (billed revenue) exceed One Million Dollars ($1,000,000.00), the Bonus shall be as follows:

                  Margin as a % of Invoice                      Incentive Bonus
                  ------------------------                      ---------------

                  Between 10% to 12%                                1/4 of 1%

                  Between 12% to 14%                                3/4 of 1%

                  Above 14%                                                1%

NOTE 1. billed revenue for the purposes of this agreement means the price to the customer as it appears on the invoice, net of taxes, transportation and other charges;

NOTE 2. Commission is earned when billed by MIAD. If, subsequently, the client receives credits or does not pay, the commission earned will be reduced accordingly.

                  Commissions and Bonuses shall be paid in the month following the month in which such commissions or bonuses were earned.


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NOTE              3. MIAD reserves the right to cancel, change or modify any portion of this compensation plan at any time without notice.

                  Please sign and return one copy of this memorandum to confirm your agreement to this plan.


                   /s/ Joseph Misetech        Oct.1/2000
                  --------------------        -----------
                  Joseph Misetich               Date



                   /s/ Michael A.S. Green
                  -----------------------
                  M.A.S. Green